Exhibit 99.1 PRESS RELEASE

STERLING RECEIVES APPROVAL TO ACQUIRE CHINA PHOSPHATE COMPANY

VANCOUVER, BRITISH COLUMBIA -- (MARKET WIRE) -- 05/24/2011

Sterling Group Ventures, Inc. (the "Company") (OTCQB: SGGV)(FRANKFURT: GD7) is pleased to advise that it has received a Certificate of Approval from the provincial government of Hunan Province. The approval certificate has a term of 30 years and allows for the mining, processing and sale of phosphate ore and products under its mining permit. It also approves the investment by Silver Castle, Sterling's Hong Kong subsidiary, in the operating Chinese company, Chenxi County Hongyu Mining Co. Ltd ("Hongyu"). As a result of this transaction, Silver Castle will control 90% of the shares of Hongyu.

The Company has also applied for the amendment of the Hongyu's business license to reflect the new Joint Venture structure, and anticipates its approval by local authorities shortly before putting the Hongyu phosphate deposit into production.

The Company is currently reviewing other potential phosphate project acquisitions.

ON BEHALF OF THE BOARD OF DIRECTORS

Raoul Tsakok, Chairman & CEO

For further information, please contact:
Raoul Tsakok, Chairman , Richard Shao, PhD, President or Robert Smiley, JD, Director
Phone: (604) 689-4407 Fax: (604) 408-8515
Email: info@sterlinggroupventures.com

Any forward-looking statement in this press release is made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that actual results may differ substantially from such forward-looking statements. Forward-looking statements involve risks and uncertainties including, but not limited to, economic and political factors, product prices and changes in international and local markets, as well as the inherent risks of the mining related business. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements.

Cautionary Note to U. S. Investors Concerning Estimates of Measure, Indicated, and Inferred Resources and Reserves. Statements regarding resources and reserves have been based on audits conducted under Chinese methods of calculation which the SEC guidelines strictly prohibit in its filings.